Exhibit 99.1

November 9-10, 2022 Sidoti Micro-Cap Virtual Conference

Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal,” “will” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this presentation speak only as of the date of this presentation; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following: inability to predict the duration or magnitude of the effects of the COVID-19 pandemic on our business, operations, and financial condition and when or if worldwide oil demand will stabilize and begin to improve; decline in or substantial volatility of crude oil and natural gas commodity prices; a decrease in domestic spending by the oil and natural gas exploration and production industry; fluctuation of our operating results and volatility of our industry; inability to maintain or increase pricing of our contract drilling services, or early termination of any term contract for which early termination compensation is not paid; our backlog of term contracts declining rapidly; the loss of any of our customers, financial distress or management changes of potential customers or failure to obtain contract renewals and additional customer contracts for our drilling services; overcapacity and competition in our industry; an increase in interest rates and deterioration in the credit markets; our inability to comply with the financial and other covenants in debt agreements that we may enter into as a result of reduced revenues, financial performance or financial requirements; unanticipated costs, delays and other difficulties in executing our long-term growth strategy; the loss of key management personnel; new technology that may cause our drilling methods or equipment to become less competitive; labor costs or shortages of skilled workers; the loss of or interruption in operations of one or more key vendors; the effect of operating hazards and severe weather on our rigs, facilities, business, operations and financial results, and limitations on our insurance coverage; increased regulation of drilling in unconventional formations; the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment; and the potential failure by us to establish and maintain effective internal control over financial reporting. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this presentation and in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K. Further, any forward-looking statement speaks only as of the date of this presentation, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Adjusted Net Income or Loss, EBITDA and adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company’s management believes adjusted Net Income or Loss, EBITDA and adjusted EBITDA are useful because such measures allow the Company and its stockholders to more effectively evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods or capital structure. See non-GAAP financial measures at the end of this presentation for a full reconciliation of Net Income or Loss to adjusted Net Income or Loss, EBITDA and adjusted EBITDA. Preliminary Matters

Land Drilling’s Only U.S. Publicly-Traded, Pure-Play, Pad-Optimal, Super-Spec, Growth Story Highest Asset Quality 100% Pad-Optimal, Super-Spec Fleet Premier Customer Base Rapidly Expanding Margins/Cash Flows Driven by Strategic Investments and Market Conditions Significant Investment Opportunity - Meaningful Current Valuation Discount to Market Based Upon Both Asset Values and Cash Flow Multiples Fleet 100% Dual-Fuel Enabled / Electric Hi- Line Capable: Substantial GHG Reduction / Elimination Recognized Industry Leader for Service and Professionalism Ideal Geographic Focus on Most Prolific Oil and Natural Gas Producing Regions

Company Background: Pure-Play, 100% Pad-Optimal, Super-Spec U.S. Land Contract Driller Very Constructive Market Dynamics and Outlook Drivers of Returns and Free Cash Flow in Current Market Drivers of Debt Reduction and Imbedded Value ESG Appendices Presentation Outline

COMPANY BACKGROUND Pure-Play, 100% Pad-Optimal, Super-Spec U.S. Land Contract Driller

Introduction: ICD Best-in-Class Asset Quality and Geographic Focus Marketed fleet comprised entirely of Pad-Optimal, Super-Spec rigs Established presence in oil rich Permian play Leading presence in natural gas rich Haynesville and East Texas regions Fit-for-purpose rigs engineered/outfitted to address particular basin drivers All rigs software-optimization-capable High Quality Customer Base Supported by Industry Leading Customer Service and Operations #1 ranked land contract driller for service and professionalism past five years: 2018 - 2022 Established relationships with publics and well-capitalized private operators Constructive Market, Asset Quality Driving Incremental Cash Flows and Shareholder Upside Extremely tight market driving rapidly improving dayrates, margins and utilization Rapidly improving margins on par with or exceeding larger public-company land drillers One of only a few contract drillers with spare capacity that can be economically reactivated into an extremely tight, improving market ESG Focus Marketed fleet 100% dual-fuel and hi-line power capable Omni-directional walking reduces operational footprints and environmental impacts Increasingly diverse workforce: 38% from under-represented groups Leading percentage concentration of rigs directed at natural gas production Sector’s only U.S. publicly-traded, pure-play, Pad-Optimal, Super-Spec drilling contractor focused solely on North America’s most attractive oil and natural gas basins

18 rigs operating at quarter-end Future rig reactivations 19th rig: Early Nov ’22 (contracted) 20th rig: Mid Dec ‘22 (contracted) 21st rig: Early to Mid Q1’23 (scheduled) 22nd rig: Late Q1’23 / Early Q2’23 (scheduled) 23rd-26th rigs: TBD 200-300 Series Conversions: One completed early Q4’22 Rapidly expanding margins and EBITDA operating leverage Sequential margin increase of 27% and sequential adjusted EBITDA increase of 35% Forecasting Q4’22 and Q1’23 margin per day of $12,750 and $14,750, respectively, at midpoint of guidance range, representing 12.5% and 30% increases over reported Q3’22 margin per day 2023 backlog with expected margin per day over 55% higher than reported Q3’22 revenue per day 3Q ’22 Earnings Highlights One-year term contracts with expected revenue per day in the high 30’s. Less than one-year pay back on reactivation costs.

8

Rig Fleet & Geographic Markets

INDEPENDENCE CONTRACT DRILLING

26 Marketed Pad-Optimal Super-Spec Rigs[(1)]

17 "300" Series ShaleDriller Rigs[(2)]

- 1,500 – 2,000 HP drawworks; 25K+ racking
- Three pump / four engine capable; drilling optimization software capable
- Targeting developing market niche for larger diameter casing strings and extreme laterals
- Dual-Fuel Enabled / Hi-Line Electric Power Capable
- Hi-torque top drive

9 "200" Series ShaleDriller Rigs

- 1,500 HP drawworks; 20K+ racking / 750K lb. hook
- Three pump / four engine capable; drilling optimization software capable
- Dual-Fuel Enabled / Hi-Line Electric Power Capable
- **Includes eight rigs capable of conversion to 300 Series specifications with only modest capex pursuant to recently announced 200-to-300 Series conversion program announced in August '22**

ICD Operations Strategically Focused on the Most Prolific Oil and Natural Gas Producing Regions in the United States



New Mexico
Oklahoma
Arkansas
Texas
Louisiana
ICD owned or leased location
ICD Operating Area

AVERAGE AGE OF MARKETED FLEET: 7.10 YEARS[(3)]

1) Excludes six idle but not marketed rigs (three rigs capable of conversion to 300 Series specifications)
2) Includes two planned 200-to-300 Series conversions and one substantially complete conversion in process at October 31, 2022
3) As of October 31, 2022; based upon date of first well spud following rig construction or material upgrade

300 Series Rigs Lead Transformation of Operating Fleet Compared to Pre-COVID levels

9



ICD Marketed Fleet Transformation: % 300 Series


0%
2018 Pre-Sidewinder Merger
60%
Post Sidewinder Merger
96%
Current: Following 200-300 Series Conversion Program
200 Series
300 Series

- Demand for 300 Series spec rigs being driven by rapidly evolving industry dynamics:
  - Shift towards longer laterals and deeper wells
  - Shift towards larger diameter and high-torque drill pipe
  - Steadily increasing number of wells per drilling pad
  - Increased deep gas drilling by ICD customers in Haynesville / E. TX gas plays
- Rigs meeting 300 Series specs are in the shortest supply and command the highest dayrates when matched with customers requiring such specifications
- Initial fourteen 300 Series rigs acquired by ICD in 4Q'18 Sidewinder merger – current recovery represents first opportunity for ICD to market and place these rigs with customers in an improving rig count environment
- **ICD 200-300 Series Conversion Program: ICD recently announced 200-to-300 Series conversion program, and contemporaneous increase in marketed fleet to 26 rigs, resulting in ICD now marketing 96% of its marketed fleet with 300 Series specifications**
  - Conversion cost per rig: $650K
  - Payback less than one year based upon dayrate differential
  - Conversion completed on long rig move (minimal operational downtime)

ICD Margins Rapidly Expanding Beyond Pre-COVID Levels as Operating Fleet Evolves to 300 Series Specs ICD Fleet Composition Compared to ICD Margin-Per-Day Progression (1) 1) Margin and fleet operating mix per Q3’22 earnings call press release guidance Margin Per Day Operating Rigs (1) Most recent quarter: ICD already reporting record margin per day $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 0 5 10 15 20 25 30 Pre Covid (1Q'20) 2Q'22 3Q'22 4Q'22 1Q'23 Ending 300 Series Operating Rigs Ending 200 Series Operating Rigs Margin Per Day

Geographic Mix / Customer Relationships Current and Prior ICD Customers Premier Customer Base Current ICD Contracted Rigs By Basin Occidental Petroleum Corporation via Anadarko Petroleum acquisition; ConocoPhillips via Concho Reources acquisition Permian 10 Haynesville / ETX 10 (1) (1)

Very Constructive Market Dynamics and Outlook

13

Defining a Pad-Optimal, Super-Spec Rig

Omni-Directional Walking

1500 HP Drawworks

High-Pressure Mud Systems (7500 psi)

Fast Moving

AC Programmable

Fleet must have flexibility to provide differing equipment packages to meet particular requirements of E&Ps' drilling programs

- Three pump / four engine: ***100% of ICD marketed fleet***
- High-Torque top drive: ***96% of ICD marketed fleet***
- Enhanced racking (25K ft) : ***96% of ICD marketed fleet***
- Drilling optimization software capable: ***100% of marketed fleet***
- Dual-fuel / Electric Hi-line capable : ***100% of marketed fleet***



Total U.S. Pad-Optimal Super-Spec Supply:~ 620 Rigs[(1)]


144 Upgradeable Rigs[(2)]
476 Pad Optimal Rigs

1) Source: Enverus and Company estimates. Includes AC, 1500HP+, 750,000lb+ hookload; excludes rigs not operating since 2018 and rigs owned by non-operating entities
2) 1500HP AC rigs with skidding systems upgradeable to omni-directional walking (capex estimated at $7M+ per rig)

Drivers for Expected Improvements in Pad-Optimal, Super-Spec Utilization / Dayrates Constructive oil supply / natural gas demand fundamentals Prolonged underinvestment and industry capital discipline Depleted drilled-but-uncompleted (DUC) inventories Spare Pad-Optimal, Super-Spec capacity consolidating within small number of players U.S. Pad-Optimal, Super-Spec fleet utilization exceeding 90%

Industry Underinvestment & Capital Discipline Source: Capital IQ as of October 26, 2022. Companies include: Antero, APA, Chesapeake, Conoco Phillips, Continental, Coterra, Devon, Dimaondback, EOG, EQT, Hess, Marathon, Occidental, Ovintiv & Pioneer Source: EIA US E&P Cash Flows Compared to Capital Expenditures(1) $millions Significant industry underinvestment since 2014, industry capital discipline and depleted DUC inventories driving constructive market backdrop despite general U.S. and global recessionary concerns $(13) $(22) $(15) $4 $19 $ 17 $8 $ 53 $114 $ 104 $(40) $(20) $0 $20 $40 $60 $80 $100 $120 $140 2014 2015 2016 2017 2018 2019 2020 2021 2022P 2023P Aggregate Free Cash Flow Aggregate Capex 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Nov-19 Jan-20 Mar-20 May-20 Jul-20 Sep-20 Nov-20 Jan-21 Mar-21 May-21 Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 May-22 Jul-22 Sep-22 U.S. Drilled - But - Uncompleted Well (DUC) Inventory Compared to Completed Wells Over Time (2) Duc Inventory Completed Wells (Spuds, Completions, DUCs) DUC Inventory Completed Wells

Minimal Spare Pad-Optimal Super Spec Capacity AC, walking, 1500HP+, 750,000lb hookload +, 3 pumps (7500psi) / 4 engines; excludes rigs stacked as of FYE 2018, skidding rigs, and rigs held by non-operating entities Source: Enverus and Company estimates Source: Enverus and Company estimates as of Septmember 30, 2022 Minimal supply of active Pad-Optimal, Super-Spec rigs causes incremental rig supply to come from rig reactivations where spare capacity controlled by small number of competitors Q4’18 0 100 200 300 400 500 600 700 800 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 34 35 36 37 38 39 40 41 42 43 U.S. Pad - Optimal, Super - Spec Fleet Utilization Now Exceeding 90% Driving Incremental Dayrate Increases 80% Utilization Estimated Pad - Optimal Fleet Estimated Pad - Optimal Supply (1)(2) Pad - Optimal Operating Rigs: U.S. Land (1)(2) Q3’22

Drivers of Returns and Free Cash Flow in Current Market

Drivers of Returns /FCF Through Oil and Gas Cycle Improving Fleet Utilization Signed contracts for reactivation of rigs 19 and 20; Rig 21 scheduled for early-to mid Q1’23 and Rig 22 scheduled for late Q1’23 / early Q2’23 All ICD reactivations will be 300 Series rigs, which are in shortest supply and command highest dayrates in the market Increasing Dayrate and Margin Momentum Dayrates and margins expanding in very tight, constructive Pad Optimal, Super-Spec market U.S. Pad-Optimal, Super-Spec fleet utilization exceeding 90% with continuing improvements in U.S. rig count expected Increasing 300 Series market penetration drives sequential dayrate improvements Growing backlog into 2023 at expected margins exceeding $17.5K per day at Q3’22 cost levels Over 60% of ICD fleet will recontract to current spot market rates through Q1’23 Scalable Cost Structure Drives Substantial Improvements in Cash Flows Costs to operate a rig do not fluctuate meaningfully with increases in dayrates - dayrate improvements fall directly to bottom line driving incremental margins and cash flows Contract terms and short-term contract structures allow ICD to pass through labor and other cost increases Scalable SG&A cost structure: minimal increases in SG&A as operating fleet and revenues increase

ICD Margins Expanding in Market Recovery In a continuing market recovery and improving rig count environment, the following factors are positively impacting ICD revenues and margin per day compared to pre-COVID levels: 300 Series rig pricing and market penetration Efficiency improvements made in 2018 and 2019 following Sidewinder Merger(1) and in response to COVID continue to be realized and drive additional cost savings Current short-term contract structures for majority of ICD rigs permit steady repricing of contracts into an improving market; 2023 backlog priced at dayrates exceeding current Q4’22 and Q1’23 estimates Cost escalation provisions and frequent repricings buffer margins from labor and other cost inflation that is occurring Dayrate increases outpacing labor and other inflationary pressures 1) Sidewinder Merger closed 10/1/2018 2) Estimates from ICD Q3’22 earnings press release Margin Per Day ICD current contractual backlog extending into 2023 is priced at an average revenue per day exceeding $35K, with expected margin on these contracts exceeding $17.5K per day at current operating cost levels $12,000 $14,000 $16,000 $18,000 $20,000 $22,000 $24,000 $26,000 $28,000 $30,000 $32,000 4Q'18 FYE'19 FYE'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 Estimate 1Q'23 Estimate Revenue Per Day Cost Per Day

Led By Increasing 300 Series Market Penetration, ICD Margins Closing Historical Pre-COVID Profitability Gap (1) Average margin per day for HP, PTEN, NBR and PDS Source: Public company filings, 4Q’22 estimates derived from quarterly earnings conference calls or preliminary press releases ICD margin guidance at midpoint - Q4’22: $12,750; Q1’23: $14,750 ICD contractual backlog of term contracts in 2023 priced at average revenue per day exceeding $35,000 per day, indicating an expected margin on such contracts over $17,500 per day at 3Q’22 reported cost levels $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 4Q'18 FYE'19 FYE'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 ICD Margin Per Day Comparison to Larger Public Company Peers ICD Company A Company B Company C Company D AVERAGE

21

ICD Backlog and Spot Market Exposure

ICD 3Q'22 backlog increased 87% over 2Q'22. Pricing within existing backlog and exposure to the spot market through contract repricings and future rig reactivations positions ICD for continued margin expansion in 2023+.


Revenue Per Day in ICD Contracted Backlog
Q3'22 Reported Revenue Per Day
Q4'22 Revenue Per Day Guidance
$28,646
$31,200
$34,342
$35,958
$36,400
$36,849
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Backlog Revenue Days
Spot Market Exposure

Drivers of Debt Reduction and Imbedded Value

ICD Operating Leverage Potential in an Improving Market Adjusted Annualized EBITDA Potential Across Various Rig Margin Per Day Scenarios ICD has significant operating leverage potential in an improving market in which dayrates and U.S. land rig count are increasing; currently expect 4Q’22 margin per day between $12,500 and $13,000 and 1Q’23 margin per day between $14,500 and $15,000 Future margin progression in 2023 above Q1’22 levels expected to be driven by: Current contractual backlog extending into 2023 priced at average revenue per day exceeding $35,000 generating $17,500+ per day margins at current operating cost levels Continued benefit from contract repricings on short term contracts Incremental rig reactivations of 300 Series rigs Incremental 200-to-300 Series conversions Indicative potential Adjusted EBITDA based upon the following additional assumptions: Cash SG&A: $18.0 million, reflecting recruiting, labor and other cost inflation Indicative operating rigs at full effective utilization (99% realization) $000s Illustrative Margin Per Day $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 20 Operating Rigs 22 Operating Rigs 24 Operating Rigs 26 Operating Rigs $12,750 $14,750 $17,500

Illustrative ICD Free Cash Flow Growth

INDEPENDENCE CONTRACT DRILLING
24

Assuming a constructive market through 2025, ICD poised to generate significant free cash flow that can be utilized to reduce net debt, repay outstanding indebtedness and return capital to stockholders


Illustrative ICD Free Cash Flow Generation ($000s)
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
2023
2024
2025
Maint Capex
Growth Capex
Cash Taxes
Cash Interest
FCF

Key Assumptions

- Assume average margin of $14.75K consistent with Q1'23 margin guidance throughout the illustrative periods (ICD current 2023 backlog pricing $2,500+ higher than this assumption)
- Cash SG&A: $18 million per year
- Maintenance/Other capex: $2,250 per day
- Growth capex:
  - Reactivate rigs 21-24 (2023): $30 million
  - Reactivate rigs 25-26 (2024): $16 million
  - 200-to-300 Series conversions: $3M in each of 2023/2024
  - Full effective utilization of rigs (99% realization)
- PIK interest in 2022 and 2023 (SOFR + 9.5%)
- Cash interest in 2024 and 2025 (SOFR + 12.5%)
- SOFR: 4.6%
- ICD does not exercise any rights to repurchase convertible debt
- Mandatory offer to repurchase notes not accepted by noteholders
- ICD becomes cash federal income taxpayer beginning in 2025 when NOL usage not expected to fully offset estimated taxable income

ICD Balance Sheet & Capital Structure Refinancing completed March 18, 2022 significantly de-risked ICD balance sheet Prior to refinancing, near-term debt maturities and balance sheet risk impeded investor interest and ICD’s ability to reactivate rigs into a very strong market Refinancing provides access to liquidity that allows ICD to reactivate remaining marketed rigs (all 300 Series) into a very strong market ICD poised to significantly delever balance sheet even with no conversion of the Convertible Notes Even assuming full conversion of the Convertible Notes issued in the refinancing, significant upside exists for ICD stockholders ICD Long-Term Debt at September 30, 2022 ($000s) Convertible Notes (Face) $170,166 Revolver Borrowings 7,848 Capital Leases (Long-Term) 1,745 Debt Discount & Debt Issuance Costs (43,003) Reported LT Debt @ September 30, 2022 $136,756 Convertible Notes Material Terms Maturity: March 18, 2026 Conversion Price: $4.51 (at Holder’s option) Ability to PIK interest at ICD option for entirety of the Convertible Notes term PIK Interest Rate: SOFR + 9.5% Cash Interest Rate: SOFR + 12.5% See Appendices for additional terms and details

Illustrative Debt Reduction Assuming a constructive market through 2025, ICD cash flow significantly improves ICD leverage position that can be utilized to repay/refinance outstanding indebtedness or return capital to stockholders 1 PIK interest assumed through March ’24 Utilizes cash flow assumptions from Slide 24 Ratio of Net Debt / Adjusted EBITDA as of end of period 0.40X $000s $- $50,000 $100,000 $150,000 $200,000 $250,000 Q3'22 Annualized 2023 2024 2025 Illustrative Net Debt Reduction and Net Debt / Adjusted EBITDA Ratios (1) Adjusted EBITDA Debt Balance Cash Balance Net Debt 0.89X 1.47X 3.41X

Significant potential for uplift as the overhang related to our prior leverage profile gives way to imbedded value in our premier fleet. Newbuild Super-Spec, Pad-Optimal rigs estimated to cost $30+ million with 12+ month lead times Adjusted Enterprise Value / Active Rig(1) ($ in millions) Significant Potential Value Uplift Source: public filings and Enverus as of 10/27/22 calculated as Adjusted Enterprise Value divided by Active Rigs. Active rig counts based upon U.S. active rigs per Enverus (50% value for SCR rigs) for each of HP, PTEN, NBR and PDS. Adjusted Enterprise Values reflect estimated proportion of total company represented by U.S. land drilling business based upon reported asset book values and segment operating income, as reported. “Unconverted” value per rig based upon current ICD stock price and no conversion of Notes; “As-Converted” value per rig assumes full conversion of the Notes and ICD stock price of $6.00 per share 3) As of October 27, 2022 Unconverted (2) As-Converted(2) ICD current share price: $4.03(3) Even assuming a $6.00 share price, ICD is discounted on $/rig metrics ICD is materially undervalued vs. peers based on $/rig metrics Average: $19.5 million $21.5 $19.7 $19.7 $17.1 $11.5 $10.5 $15.7 $14.2 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 Company A Company B Company C Company D ICD @ Market (20 Rigs) ICD @ Market (22 Rigs) ICD @ $6.00 (20 Rigs) ICD @ $6.00 (22 Rigs)

Significant Potential Value Uplift

INDEPENDENCE CONTRACT DRILLING

28

Even assuming full conversion of the convertible notes, significant upside exists for ICD stockholders as they participate in value creation driven by a constructive market, additional rig reactivations, 200-to-300 Series conversions, and ICD closing the valuation gap between its public company peers

- PIK interest through Q1'24 expected to exceed the cost to reactivate ICD's idle marketed rigs and provide liquidity
- Current public company valuations for active super-spec rigs currently estimated to be approximately $19.5 million
- Illustrative table based on the following assumptions:
  - ICD ends 2022 with 20 operating rigs (all currently contracted)
  - ICD reactivates four additional 300 Series rigs in 2023 (24 rig fleet)
  - ICD reactivates two additional 300 Series rigs in 2024 (26 rig fleet)
  - ICD elects PIK interest through Q1'24
  - PIK interest rate: 9.5% + SOFR, with SOFR assumed to be 4.6%
  - No redemption of Convertible Notes during term / No mandatory offer accepted by Holders
  - Convertible Notes fully convert at maturity
- *Valuation analysis ignores any cash build up during Notes term: see slide 24 for an illustration of free cash flow build*
- ICD closing share price on November 7, 2022: $4.04

Illustration of potential stockholder upside assuming full conversion of convertible notes based upon enterprise value to active rig

($millions except per share data)

	FYE'22[1]	FYE'23	FYE '24	FYE '25	Maturity
Convertible Notes: Beginning Balance	$170.10	$175.84	$201.23	$208.08	$208.08
Potential PIK Interest[2]	$5.74	$25.39	$6.85	$0.00	$0.00
Ending Notes Balance	$175.84	$201.23	$208.08	$208.08	$208.08
Conversion Rate	$4.51	$4.51	$4.51	$4.51	$4.51
Potential Share Dilution *(millions)*	38.99	44.62	46.14	46.14	46.14
Shares Outstanding Q1'22 *(millions)*	13.62	13.62	13.62	13.62	13.62
Total Potential Sharecount *(millions)*	52.61	58.24	59.75	59.75	59.75
Ending Contracted Rigs	20	24	26	26	26
Enterprise Value Per Active Rig					
$12.5M per rig	$250.00	$300.00	$325.00	$325.00	$325.00
$15.0M per rig	$300.00	$360.00	$390.00	$390.00	$390.00
$17.5M per rig	$350.00	$420.00	$455.00	$455.00	$455.00
$20.0M per rig	$400.00	$480.00	$520.00	$520.00	$520.00
$22.5M per rig	$450.00	$540.00	$585.00	$585.00	$585.00
Indicative Value Per Share (Fully-Diluted)					
$12.5M per rig	$4.29	$5.15	$5.44	$5.44	$5.44
$15.0M per rig	$5.15	$6.18	$6.53	$6.53	$6.53
$17.5M per rig	$6.01	$7.21	$7.61	$7.61	$7.61
$20.0M per rig	$6.87	$8.24	$8.70	$8.70	$8.70
$22.5M per rig	$7.73	$9.27	$9.79	$9.79	$9.79

1) Beginning Convertible Notes Balance as of September 30, 2022
2) See Appendix Slide 38 for roll forward of debt balance and PIK interest

29

Significant Potential Value Uplift

INDEPENDENCE CONTRACT DRILLING

Even based upon reasonable EBITDA trading multiples and assuming full conversion of the convertible notes, significant upside exists for ICD stockholders as they participate in value creation driven by a constructive market, additional rig reactivations, 200-to-300 Series conversions, and ICD closing the valuation gap between its public company peers

Illustrative table based on the following assumptions:

- ICD currently has 20 contracted rigs and has scheduled two additional reactivations in Q1'23 / early Q2'23 (22 rig fleet)
- ICD reactivates two additional rigs in 2023 (24 rig fleet)
- ICD reactivates two additional rigs in 2024 (26 rig fleet)
- Rigs operate at full effective utilization (99% realization)
- ICD elects PIK interest through Q1'24
- PIK interest rate is 9.5% + SOFR, with SOFR assumed to be 4.6%
- No redemption of Notes during term
- Convertible notes fully convert at maturity (estimated 59.75 million shares)
- *Valuation analysis ignores any cash build up during Notes term: see slide 24 for an illustration of free cash flow build*

Illustration of potential stockholder upside assuming full conversion of convertible notes based upon illustrative EBITDA trading multiples

($millions except margin per day and per share data)

Assumptions	20 RIG FLEET			22 RIG FLEET			24 RIG FLEET			26 RIG FLEET		
Active Rigs	20	20	20	22	22	22	24	24	24	26	26	26
Margin Per Day	$12,500	$15,000	$17,500	$12,500	$15,000	$17,500	$12,500	$15,000	$17,500	$12,500	$15,000	$17,500
Cash SG&A($M)	$18.00	$18.00	$18.00	$18.00	$18.00	$18.00	$18.00	$18.00	$18.00	$18.00	$18.00	$18.00
Illustrative EBITDA($M)	$72.34	$90.41	$108.47	$81.37	$101.25	$121.12	$90.41	$112.09	$133.77	$99.44	$122.93	$146.41
Valuation Multiple	**Indicative Enterprise Value ($M)**			**Indicative Enterprise Value($M)**			**Indicative Enterprise Value($M)**			**Indicative Enterprise Value($M)**		
3.5x	$253.18	$316.42	$379.65	$284.80	$354.36	$354.36	$316.42	$392.30	$468.18	$348.04	$430.24	$512.45
4.0x	$289.35	$361.62	$433.89	$325.49	$404.98	$404.98	$361.62	$448.34	$535.07	$397.76	$491.71	$585.66
4.5x	$325.52	$406.82	$488.13	$366.17	$455.60	$455.60	$406.82	$504.39	$601.95	$447.47	$553.17	$658.86
5.0x	$361.69	$452.03	$542.36	$406.86	$506.23	$506.23	$452.03	$560.43	$668.84	$497.19	$614.63	$732.07
5.5x	$397.86	$497.23	$596.60	$447.54	$556.85	$556.85	$497.23	$616.47	$735.72	$546.91	$676.10	$805.28
6.0x	$434.03	$542.43	$650.84	$488.23	$607.47	$607.47	$542.43	$672.52	$802.60	$596.63	$737.56	$878.49
Valuation Multiple	**Indicative Value Per Rig ($M)**			**Indicative Value Per Rig ($M)**			**Indicative Value Per Rig ($M)**			**Indicative Value Per Rig ($M)**		
3.5x	$12.66	$15.82	$18.98	$11.87	$14.76	$14.76	$13.18	$16.35	$19.51	$13.39	$16.55	$19.71
4.0x	$14.47	$18.08	$21.69	$13.56	$16.87	$16.87	$15.07	$18.68	$22.29	$15.30	$18.91	$22.53
4.5x	$16.28	$20.34	$24.41	$15.26	$18.98	$18.98	$16.95	$21.02	$25.08	$17.21	$21.28	$25.34
5.0x	$18.08	$22.60	$27.12	$16.95	$21.09	$21.09	$18.83	$23.35	$27.87	$19.12	$23.64	$28.16
5.5x	$19.89	$24.86	$29.83	$18.65	$23.20	$23.20	$20.72	$25.69	$30.65	$21.04	$26.00	$30.97
6.0x	$21.70	$27.12	$32.54	$20.34	$25.31	$25.31	$22.60	$28.02	$33.44	$22.95	$28.37	$33.79
Valuation Multiple	**Indicative Share Price**			**Indicative Share Price**			**Indicative Share Price**			**Indicative Share Price**		
3.5x	$4.26	$5.32	$6.38	$4.79	$5.96	$5.96	$5.32	$6.59	$7.87	$5.85	$7.23	$8.61
4.0x	$4.86	$6.08	$7.29	$5.47	$6.81	$6.81	$6.08	$7.54	$8.99	$6.68	$8.26	$9.84
4.5x	$5.47	$6.84	$8.20	$6.15	$7.66	$7.66	$6.84	$8.48	$10.12	$7.52	$9.30	$11.07
5.0x	$6.08	$7.60	$9.12	$6.84	$8.51	$8.51	$7.60	$9.42	$11.24	$8.36	$10.33	$12.30
5.5x	$6.69	$8.36	$10.03	$7.52	$9.36	$9.36	$8.36	$10.36	$12.37	$9.19	$11.36	$13.53
6.0x	$7.29	$9.12	$10.94	$8.21	$10.21	$10.21	$9.12	$11.30	$13.49	$10.03	$12.40	$14.76

ESG

ESG and Sustainability Focused Environment ICD operations substantially reduce GHG emissions and environmental footprints at the wellsite 100% of ICD marketed rigs are dual-fuel enabled and high-line capable, permitting substantial reduction and elimination of GHG emissions at the wellsite from rig operations 100% of ICD rigs utilize omni-directional walking systems that enable large-scale pad operations which substantially reduces environmental footprints at the wellsite 100% of ICD rigs utilize energy-efficient LED lighting and/or crown lighting which substantially reduces energy use and “dark sky” environmental impacts ICD is a leading provider of contract drilling services in the natural gas producing regions located in ETX/Haynesville areas which are expected to become increasingly relevant as energy transition efforts continue to develop and accelerate Social ICD believes our people are our greatest resource and continuously focuses on creating a culture where employee safety, opportunity, well-being and development is prioritized ICD utilizes leading safety management and training systems; 100% of ICD employees completed social, ethics and compliance training in 2021 ICD is committed to a culture of diversity and inclusion - 38% of ICD’s workforce is currently comprised of historically underrepresented groups(1) ICD provides industry leading health and welfare benefits focused on employee well-being ICD actively participates in community outreach programs in regions where we operate Governance ICD’s Board prioritizes shareholder alignment and ESG initiatives that benefit all stakeholders and the environment Board level oversight of ESG goal setting, performance and outreach ICD Executive LTIP compensation substantially at-risk and performance-based, and thus closely aligned with shareholder interests Executive compensation structures include safety, environmental and other ESG goals and metrics 1) As of September 30, 2022

Leading Exposure to U.S. Natural Gas Production ICD Exposure to Natural Gas Drilling Compared to Overall Market Contracted rigs as of October 31, 2022 Source: Enverus ICD (1) Oil Natural gas 50% US Land (2) Oil Natural gas 31%

ICD ShaleDriller Rigs Substantially Reduce and Eliminate GHG Emissions at the Wellsite

INDEPENDENCE CONTRACT DRILLING
33

Utilizing natural gas rather than diesel substantially reduces GHG emissions. ICD customers routinely use field natural gas to power our rigs, providing even more significant positive impacts on the environment. The first rig ICD built in 2012 was equipped with Dual-Fuel engines and today 100% of ICD's marketed fleet is equipped with Dual-Fuel capabilities.

Similar to an electric car, utilizing the electric grid to power a rig's engines substantially eliminates GHG emissions at the wellsite. All ICD rigs are capable of running on Hi-Line Electric Power. ICD began operating rigs on Hi-Line Electric power in 2019 and continually markets this option to its customers where operational infrastructure permits.

In 2019, ICD converted all of its rigs from fluorescent lighting to LED lighting and is in process of converting all of its rigs from traditional lighting to crown lighting systems. LED and crown lighting systems substantially reduce energy use and eliminate light pollution, in particular in environmentally sensitive areas where "dark sky" environmental issues exist.



Dual-Fuel Equipped 100% of ICD's Rigs

Hi-Line Electric Power Capable 100% of ICD's Rigs

LED/CROWN LIGHTING 100% of ICD's Rigs

Land Drilling’s Only U.S. Publicly-Traded, Pure-Play, Pad-Optimal, Super-Spec, Growth Story Highest Asset Quality 100% Pad-Optimal, Super-Spec Fleet Premier Customer Base Rapidly Expanding Margins/Cash Flows Driven by Strategic Investments and Market Conditions Significant Investment Opportunity - Meaningful Current Valuation Discount to Market Based Upon Both Asset Values and Cash Flow Multiples Fleet 100% Dual-Fuel Enabled / Electric Hi- Line Capable: Substantial GHG Reduction / Elimination Recognized Industry Leader for Service and Professionalism Ideal Geographic Focus on Most Prolific Oil and Natural Gas Producing Regions

Investor Contact Information Email inquiries: investor.relations@icdrilling.com Phone inquiries: (281) 878-8710

APPENDICES

Convertible Debt Terms Amount/Maturity Current balance at 9/30/22: $170.2 million: optional $7.5 million uncommitted accordion upsizing Matures March 18, 2026 Defeasance options begin 18 months prior to maturity Interest; PIK Amount Cash interest at SOFR + 12.5%(1) PIK Interest at SOFR + 9.5%(1) ICD has right to PIK interest throughout term of the Notes Paid semi-annually on March 31st and September 30th through maturity Conversion Conversion price: $4.51 ICD has the right to mandatorily convert Notes in certain change of control transactions involving larger public companies, subject to a minimum MOIC Redemption Through 9/18/23, ICD has right to redeem up to $25 million at 104% plus accrued interest. Redemptions funded by equity sales at price equal to greater than conversion price (“Optional Redemption Rights”) Company obligated to offer to redeem notes at par in principal amount of $5.0 million on each of June 30, 2023, Sept 30, 2023, Dec 31, 2023, and in principal amounts of $3.5 million on each of Mar 31, 2024, June 30, 2024 and September 30, 2024 (obligation falls away to extent optional redemption rights exercised) Governance Limitation on Voting Rights. Each Holder’s beneficial common stock ownership post conversion limited to 19.9% or lower of outstanding shares; any conversion in excess of ownership limitations issued in pre-funded, non-voting warrants Board Rights: Holders entitled to appoint up to three members of a seven-member Board, one of which must be independent, subject to reduction if note ownership declines 1) Six Month Term SOFR as reported by CME Group at the beginning of each interest payment period

PIK Interest Feature Creates Flexibility to Maximize Returns While Executing Strategic Initiatives

INDEPENDENCE CONTRACT DRILLING

38

ICD permitted to PIK interest ***at its option*** over entirety of Convertible Notes term: assuming PIK interest through March 31, 2024 to fund reactivation of remaining marketed fleet, there is no economic dilution to ICD stockholders as the significant returns and cash flows generated far exceed incremental share dilution

ICD Convertible Debt RollForward Assuming PIK Interest Through March 2024[1]

	$ millions
Convertible Debt Balance: 9/30/22	$170.10
4Q'22 Interest	$5.74
Convertible Notes Balance 12/31/22	$175.84
1Q'23 Interest	$5.74
Convertible Debt Balance: 3/31/23	$181.58
2Q'23 Interest	$6.40
Convertible Notes Balance 6/30/23	$187.98
3Q'23 Interest	$6.40
Convertible Debt Balance: 9/30/23	$194.38
4Q'23 Interest	$6.85
Convertible Debt Balance: 12/31/23	$201.24
1Q'24 Interest	$6.85
Ending Convertible Debt Balance: 3/31/24	$208.09

Using PIK Interest To Fund Six Additional Rig Reactivations Through March 31, 2024

Contracted Rigs: Current	**20**
Estimated Shares Underlying Convertible Debt at 12/31/22 *(millions)* [2]	38.99
Shares Underlying Convertible Debt at 3/31/24 *(millions)*	46.14
Incremental Shares Underlying Convertible Debt *(millions)*	7.15
Estimated Annual Cash Flow: Six Rig Reactivations *(millions)* [2]	$21.90
Incremental Annual Cash Flow Per Incremental Share Issued	$3.06
Indicative Value of Incremental Shares at Various EBITDA Multiples	
3.0x	$9.19
3.5x	$10.72
4.0x	$12.25
4.5x	$13.78

1) PIK interest rate SOFR + 9.5% utilizing six-month term SOFR at beginning of interest period; 6 Month SOFR assumed to be 4.0% through 3/31/23 and 4.6% thereafter; interest compounds/paid semi-annually on March 31st and September 30th of each calendar year through maturity; indicative convertible debt balances between interest payment dates include accrued interest
2) Assumes incremental cash flow per day of $15.0K (incremental margin per day less maintenance capex) for each reactivated 300 Series rig, consistent with most recent reactivation contracts signed

Maximizing Returns By Strategically Marketing ICD Fleet Across Target Markets Texas Oklahoma Arkansas Louisiana New Mexico Permian – Midland Basin 200 Series Target Market Eagle Ford/STX 200 Series Target Market Haynesville/ETX 300 Series Target Market Permian – Delaware Basin 300 Series Target Market

ICD Fleet Utilization Growth Substantially Outperforming Overall Market Source: BHI Rig Count ICD currently has 20 rigs contracted and is marketing six additional rigs for reactivation during 2023+ -50% 50% 150% 250% 350% 450% 550% Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 CUMULATIVE PERCENTAGE INCREASE IN AVERAGE RIG COUNT SINCE PANDEMIC TROUGH US Land Rig Count % Growth ICD Operating Rig Count % Growth

ICD Positioning in a Consolidating Market Number of Operating Super-Spec or AC Rigs Convertible into Super-Spec Rigs ICD Target Markets: TX, LA, NM(1) Enverus. Active AC rigs with 1500-2000hp drawworks (as of July 27, 2022) Defined as a company listed on NYSE, NASDAQ, or Toronto Exchanges with market cap of at least US$350M and public float of at least US$250M ICD well positioned to participate in industry consolidation activity as it develops during the current market upcycle ICD SG&A overhead structure scalable and will not materially increase in the event of additions to its operating fleet in its target markets ICD has the ability to mandatorily convert the convertible notes and deliver a delevered company in transaction with larger public company(2) 0 20 40 60 80 100 120 140 160 Public A Public B Public C Public D Public E ICD Private 1 Private 2 Public F Public G Private 3 Others (5 total)

Appendices: Financial Statements

Appendices: Financial Statements

Appendices: Financial Statements

Appendices: Other Financial & Operating Data

Appendices: Non-GAAP Measures

Appendices: Non-GAAP Measures